Exhibit 10.1
SERIES B-1 PREFERRED EXCHANGE AGREEMENT

THIS SERIES B-1 PREFERRED EXCHANGE AGREEMENT (this “Agreement”) is dated as of August 9, 2013 (the “Closing Date”), between Glowpoint, Inc., a Delaware corporation (the “Company”), and GP Investment Holdings,  LLC, a Delaware limited liability company  (the “Holder”), which holds  shares of the Company’s Perpetual Series B-1 Preferred Stock, par value $0.0001 per share (the “Series B-1 Preferred Stock”).

Preliminary Statement

WHEREAS, the Holder holds 95 shares of the Series B-1 Preferred Stock (the “Preferred Stock”);

WHEREAS, the Company and the Holder desire to exchange the Preferred Stock for shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), at an agreed upon value.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereto hereby agree as follows:

1.            Securities Exchange.

(a) Upon the following terms and subject to the conditions contained herein, the Holder agrees to deliver to the Company the Preferred Stock in exchange for 6,333,333 shares of the Common Stock (the “Securities”). In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Preferred Stock shall be exchanged on a one for 66,666.66 basis into validly issued, fully paid and non-assessable shares of the Common Stock.

(b) The execution and delivery of this Agreement by the parties hereto and the closing under this Agreement (the “Closing”) took place simultaneously at the Company’s offices.

(c) At the Closing, the Holder shall deliver to the Company for cancellation the Preferred Stock, and the Company shall issue to the Holder certificates representing the Securities.

2.            Representations, Warranties and Covenants of the Holder.  The Holder hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company.

(a) The Holder is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.

(b) This Agreement has been duly authorized, validly executed and delivered by the Holder and is a valid and binding agreement and obligation of the Holder enforceable against the Holder in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Holder has full limited liability company power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(c) The Holder understands that the Securities are being offered and sold to it in reliance on specific provisions of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws.

(d) The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not (i) violate any provision of the Holder’s charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Holder is a party or by which the Holder’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Holder or by which any property or asset of the Holder are bound or affected, except, in each case, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect the Holder’s ability to perform its obligations under this Agreement.

(e) The Holder is an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act, with sufficient knowledge and experience in financial matters as to be capable of evaluating the risks and merits of the transaction contemplated hereby.

(f) The Holder is and will be acquiring the Securities for the Holder’s own account, for investment purposes, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws; provided, however, that by making the representations herein, the Holder does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition.

(g) The Holder understands that the Securities purchased hereunder are “restricted securities,” as that term is defined in the Securities Act and the rules thereunder, have not been registered under the Securities Act, and that none of the Securities can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or an exemption from registration under the Securities Act is available (and then the Securities may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

(h) The Holder has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with any of the transactions contemplated by this Agreement.

(i) The Holder acknowledges that the Securities were not offered to the Holder by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Holder was invited by any of the foregoing means of communications.

(j) The Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Preferred Stock free and clear of all rights and Encumbrances (as defined below) other than restrictions under the Securities Act and other applicable federal and state securities laws, the certificate of incorporation of the Company and the Certificate of Designations, Preferences and Rights of Series B-1 Preferred Stock of Glowpoint, Inc. (the “Certificate of Designations”).  The Holder has full power and authority to transfer and dispose of the Preferred Stock free and clear of any right or Encumbrance other than restrictions under the Securities Act and other applicable federal and state securities laws.  Other than the transactions contemplated by this Agreement and as set forth in the Certificate of Designations, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire all or any of the Preferred Stock.  “Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

(k) No person or entity, other than the Company, has been authorized to give any information or to make any representation on behalf of the Company in connection with the offering of Securities, and if given or made, such information or representations have not been relied upon by the Holder as having been made or authorized by the Company.  The only representations and warranties made by the Company in connection with the offering of Securities are those contained in this Agreement, and the only information made available by the Company in connection with the offering of Securities is contained in this Agreement.

3.            Representations, Warranties and Covenants of the Company.  The Company represents and warrants to the Holder, and covenants for the benefit of the Holder, as follows:

(a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

(b) The Securities have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof, the Securities shall be validly issued and outstanding, fully paid and nonassessable, free and clear of right and Encumbrances.

(c) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full corporate power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(d) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) violate any provision of the Company certificate of incorporation or by-laws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company’s properties or assets are bound, (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, or (iv) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject, except, in each case, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect the Company’s ability to perform its obligations under this Agreement.

(e) The delivery and issuance of the Securities in accordance with the terms of and in reliance on the accuracy of the Holder’s representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

(f) Except for any filings under federal or state securities laws required in connection with the transactions contemplated by this Agreement, including the application for additional listing of the Securities with the NYSE MKT, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Securities or the consummation of the transactions contemplated by this Agreement.

(g) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Securities hereunder.  Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws.  Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

(h) The Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to the Holder or to any third party for the solicitation of the exchange of the Preferred Stock pursuant to this Agreement.

(i) The Company covenants and agrees that promptly following the Closing Date, all Preferred Stock that is exchanged for Securities pursuant to the terms set forth herein will be cancelled and retired by the Company.

(j) There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant thereto.  There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any subsidiary, or any of their respective properties or assets which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

(k) The authorized capital stock of the Company and the shares thereof issued and outstanding as of the date hereof are set forth on Schedule 3(k) attached hereto.  All of the outstanding shares of the Company’s Common Stock and any other outstanding security of the Company have been duly and validly authorized, and are fully paid and non-assessable.  The Series B-1 Preferred Stock and the Company’s Series A-2 Convertible Preferred Stock are the only preferred stock currently issued and outstanding.  Except as set forth in this Agreement or on Schedule 4(k) attached hereto, as of the Closing Date, no shares of Common Stock are entitled to preemptive rights and there are no registration rights or outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company.  The Company is not a party to any agreement restricting the voting or transfer of any shares of the capital stock of the Company.  The Company has furnished or made available to the Holder true and correct copies of the Company’s certificate of incorporation as in effect on the date hereof, and the Company’s bylaws as in effect on the date hereof.

4.            Legend.  Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR GLOWPOINT, INC.  SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

The Company agrees to reissue certificates representing any of the Securities, without the legend set forth above if at such time, prior to making any transfer of any such Securities, the Holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request, and provided the conditions set forth in this paragraph shall have been met.  Such proposed transfer will not be effected until: (a) the Company has either (i) received an opinion of counsel that the registration of the Securities is not required in connection with such proposed transfer; or (ii) filed a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Securities and Exchange Commission, which registration statement has become effective under the Securities Act; and (b) the Company has received an opinion of counsel that either: (i) the registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected.  The Company will use reasonable efforts to respond to any such notice from the Holder within five (5) business days.  In the case of any proposed transfer under this Section 4, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject.  The restrictions on transfer contained in this Section 4 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

5.            Fees and Expenses.  Each party hereto shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

6.            Waiver of Dividends.  The Holder hereby irrevocably waives any and all claims, demands, suits, actions, causes of action and rights whatsoever at law or in equity, now existing or arising relating to any accrued and unpaid dividends in respect of the Preferred Stock pursuant to the Certificate of Designations or any other agreement between the parties.  The Holder hereby acknowledges and agrees that it shall not commence or prosecute in any way, or cause to be commenced or prosecuted, any action in any court relating to such accrued and unpaid dividends.

7.            Consent.  Pursuant to Section 5 of the Certificate of Designations, as holder of 95% of the issued and outstanding shares of Series B-1 Preferred Stock, the Holder hereby consents to the exchange of the Preferred Stock for the Securities pursuant to this Agreement.

8.            Indemnification.

(a) The Company hereby agrees to indemnify and hold harmless the Holder and its affiliates, officers, directors, shareholders, members, managers, employees, agents and attorneys, and the successors to the foregoing (and their respective affiliates, officers, directors, shareholders, members, managers, employees, agents and attorneys) from and against any and all claims, allegations, complaints, petitions, demands, suits, actions, proceedings, assessments, adjustments, judgments, liabilities, damages, fines, and losses of every kind and description, and all reasonable costs, fees, outlays, expenses, expenditures and disbursements of every nature (including, without limitation, costs of investigation, travel expenses, value of time expended by personnel and fees and expenses of attorneys, accountants, consultants, expert witnesses and other witnesses) incurred in respect of claims between the parties hereto  (collectively “Claims”) incurred or suffered as a result of or arising out of any breach of any representation, warranty, covenant or agreement made by the Company in this Agreement.

(b) The Holder hereby agrees to indemnify and hold harmless the Company and its affiliates, officers, directors, shareholders, members, managers, employees, agents and attorneys, and the successors to the foregoing (and their respective affiliates, officers, directors, shareholders, members, managers, employees, agents and attorneys) from and against any and all Claims incurred or suffered as a result of or arising out of any breach of any representation, warranty, covenant or agreement made by the Holder in this Agreement.

9.            Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York located in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.  Each party waives its right to a trial by jury.  Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein.  Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

10.            Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier (provided that any notice sent by telecopier shall be confirmed by other means pursuant to this Section 10), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

(a) if to the Company:

Glowpoint, Inc.
1776 Lincoln Ave.
Suite 1300
Denver, CO 80203
Attention: President
Tel.  No.: (303) 640-3810
Fax No.: (866) 703-2089

and

Glowpoint, Inc.
430 Mountain Avenue
Murray Hill, New Jersey 07974
Attention: General Counsel
Tel.  No.: (908) 376-2172
Fax No.: (908) 464-2482

(b) if to the Holder:

GP Investment Holdings, LLC
c/o Main Street Capital Corporation
1300 Post Oak Boulevard
Suite 800
Houston, Texas 77056
Attention: Robert M. Shuford
Tel. No.: (713) 350-6000
Fax No.: (713) 350-6042

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

11.            Confidentiality.  The Holder acknowledges and agrees that the existence of this Agreement and the information contained herein and in the Exhibits hereto (collectively, “Confidential Information”) is of a confidential nature and shall not, without the prior written consent of the Company, be disclosed by the Holder to any person or entity, other than the Holder’s personal financial and legal advisors for the sole purpose of evaluating an investment in the Company, and that it shall not, without the prior written consent of the Company, directly or indirectly, make any statements, public announcements or release to trade publications or the press with respect to the subject matter of this Agreement.   Notwithstanding the foregoing, the Holder may use or disclose Confidential Information to the extent the Holder is required by law to disclose such Confidential Information, provided, however, that prior to any such required disclosure, Holder shall give the Company reasonable advance notice of any such disclosure and shall cooperate with the Company in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information.  The Holder further acknowledges and agrees that the information contained herein and in the other documents relating to this transaction may be regarded as material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any person who has received material non-public information relating to the Company from purchasing or selling securities of the Company, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company.  Accordingly, until such time as any such non-public information has been adequately disseminated to the public, the Holder shall not purchase or sell any securities of the Company, or communicate such information to any other person.  The Company shall also file with the Securities and Exchange Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date, but in no event more than four (4) Trading Days following the Closing Date, which Form 8-K shall be subject to prior review and comment by the Holder.  For the purposes of this Agreement, “Trading Day” means any day during which The New York Stock Exchange shall be open for business.  Notwithstanding anything set forth in this Agreement, the parties hereto understand and acknowledge that the Holder and one or more of its members and affiliates (including, but not limited to, Main Street Capital Corporation) will have certain regulatory requirements in order to maintain compliance with the rules and regulations of the Securities and Exchange Commission and the Small Business Administration (the “SBA”) and as such, the Company approves and consents to the disclosure of this transaction for such purposes and nothing in this Agreement shall prohibit the Holder or its members or affiliates from disclosing this transaction to (i) the Securities Exchange Commission, (ii) the Holder’s partners and investors, (iii) the SBA, (iv) SBA auditors or (v) the Holder’s auditors, attorneys or accountants.

12.            Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein.  This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by all of the parties hereto.

13.            Counterparts.  This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

GLOWPOINT, INC. By: /s/ Peter Holst Name: Peter Holst Title: Chief Executive Officer

GP Investment Holdings, LLC By: /s/ Robert M. Shuford Name: Robert M. Shuford Title: Chief Executive Officer